Exhibit 3.1(77)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “DS SERVICES HOLDINGS, INC. “ AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “DS WATERS ENTERPRISES, INC.” TO “DS SERVICES HOLDINGS, INC.”, FILED THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 2014, AT 10:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID RESTATED CERTIFICATE IS THE FIRST DAY OF MARCH, A.D. 2014.

	Jeffrey W. Bullock, Secretary of State
3698098 8100X	AUTHENTICATION:	1854362
141396041	DATE:	11-12-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:30 AM 02/27/2014 FILED 10:30 AM 02/27/2014 SRV 140256080 - 3698098 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DS WATERS ENTERPRISES, INC.

DS Waters Enterprises, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The legal name of the Company is DS Waters Enterprises, Inc.

SECOND: The Company was originally formed as a limited partnership on November 3, 2003 under the name DS Waters Enterprises, LP. The Company converted to a corporation on October 27, 2006 in connection with which the current Certificate of Incorporation of the Company (the “Current Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware.

THIRD: The Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the “Amended and Restated Certificate of Incorporation”) was duly approved, adopted and declared advisable by the written consent of the Board of Directors of the Company in accordance with Sections 141, 242 and 245 of the DGCL.

FOURTH: The Amended and Restated Certificate of Incorporation was duly approved and adopted by the written consent of the sole stockholder of the Company in accordance with Sections 228, 242 and 245 of the DGCL.

FIFTH: The Original Certificate of Incorporation is hereby amended and restated in its entirety in the form of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.

SIXTH: The Amended and Restated Certificate of Incorporation shall become effective on March 1, 2014.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed by an authorized person as of the 26 day of February, 2014.

DS WATERS ENTERPRISES, INC.

By:	/s/ Ryan K. Owens

Ryan K. Owens, Chief Legal Officer and Secretary

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

DS SERVICES HOLDINGS, INC.

1. Name. The name of the Corporation is DS Services Holdings, Inc.

2. Address; Registered Office and Agent. The address of the Corporation’s registered office is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock with the par value of $0.01 per share.

5. Election of Directors. Unless and except to the extent that the By-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

6. Limitation of Liability.

(a) The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such person.

(b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he or she may be liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

7. Adoption, Amendment or Repeal of By-Laws. The Board of Directors of the Corporation is authorized to adopt, amend or repeal the By-laws.

8. Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation (as amended) are granted subject to the rights reserved in this Section 8.

9. Corporate Opportunity. To the fullest extent permitted from time to time under the DGCL, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are presented to its officers, directors or stockholders other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this Section 9 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any acts or omissions of such officer, director or stockholder occurring prior to such amendment or repeal.

* * * *